UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2012

SPUTNIK ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52366	52-2348956
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3020 Bridgeway Suite 400
Sausalito, CA 94965
(Address of principal executive offices)

(415) 355-9500
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

An ASSIGNMENT was made this 5th day of November, 2012, by and between Sputnik, Inc., a Nevada corporation, David LaDuke, President; and Michael Williams(collectively the “Seller”), and R. Thomas Kidd and Joan L. Kidd and assigns (collectively the “Purchaser”), and Anthony Gebbia (“Assignee”).  All of the above are collectively referred to as the “Parties.”

The Parties agreed that from and after the date of this Assignment, for valuable consideration, all of the rights, privileges and obligations of Purchaser under the SECURITIES PURCHASE AGREEMENT, (the, "Agreement"), originally dated as of July 1, 2012 and as further amended, entered into by and between Sputnik, Inc., a Nevada corporation, David LaDuke, President; and Michael Williams(collectively the “Seller”), and R. Thomas Kidd and Joan L. Kidd and assigns (collectively the “Purchaser”) are hereby assigned to Assignee.

The Assignment and the Agreement are attached as exhibits 10.1 and 10.2, respectively and should be referred to in their entirety for all terms and conditions.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Assignment of Stock Purchase Agreement

10.2	Stock Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Sputnik Enterprises, Inc.

Date: November 5, 2012	By:	/s/ David LaDuke
David LaDuke
Chief Executive Officer and Director

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